HAND & HAND
                    a professional corporation
                    24351 Pasto Road Suite B
                    Dana Point Caifornia 92629
                    (949) 489 2400
                    facsimile (949) 489 0034







                                  November 30, 2004



California Service Stations, Inc.
24351 Pasto Road Suite B
Dana Point Caifornia 92629

        Re:   Registration Statement on Form SB-2 (the "Registration Statement")

Ladies and Gentlemen:

         You have requested our opinion as to the legality of the issuance by you (the "Corporation") of 1,000,000 shares of common stock, $.001 par value per share ("Shares"), registered for sale in the Registration Statement.

         In giving this opinion, we have reviewed and examined:

         1. The Certificate of Incorporation of the Corporation, as amended;

         2.       The Bylaws of the Corporation;

         3.       Certain resolutions of the Board of Directors of the
                    Corporation;

         4.       The Registration Statement; and

         5.       Such other matters as we have deemed relevant in order to form our opinion.

         In giving our opinion, we have assumed without investigation the authenticity of any document or instrument submitted us as an original, the conformity to the original of any document or instrument submitted to us as a copy, and the genuineness of all signatures on such originals or copies.

         Based upon the foregoing, we are of the opinion that the Shares to be offered pursuant to the Registration Statement, if sold as described in the Registration Statement, will be legally issued, duly authorized, fully paid and nonassessable, in accordance with the Delaware General Corporation Law, the applicable provisions of the Delaware State Constitution and published court decisions interpreting the above.

         No opinion is expressed herein as to the application of state securities or Blue Sky laws.

         This opinion is furnished by us as counsel to you and is solely for your benefit. Neither this opinion nor copies hereof may be relied upon by, delivered to, or quoted in whole or in part to any governmental agency or other person without our prior written consent.

         Notwithstanding the above, we consent to the reference to our firm name under the caption LEGAL OPINION in the Prospectus filed as a part of the Registration Statement and the use of our opinion in the Registration Statement. In giving these consents, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities and Exchange Commission promulgated thereunder.

     We advise you that Jehu Hand, a selling stockholder and officer and director of the Corporation, is the sole shareholder of this firm.

Very truly yours,



HAND & HAND
a professional corporation